Exhibit 99.1

BGC PARTNERS ANNOUNCES LAUNCH OF EXCHANGE OFFER FOR ITS

5.375% SENIOR NOTES DUE 2023

NEW YORK, NY – August 13, 2018—BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company servicing the financial and real estate markets, today announced an offer to exchange up to $450 million aggregate principal amount of its outstanding 5.375% Senior Notes due 2023 (the “Old Notes”) for an equivalent amount of its 5.375% Senior Notes due 2023 registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

$450 million in aggregate principal amount of the Old Notes were issued and sold by the Company in July 2018, in a private offering.

The exchange offer will expire at 12:00 midnight, New York City time, on Friday, September 7, 2018 (one minute after 11:59 P.M. on September 7, 2018), unless extended. Tenders of Old Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and does not represent a new financing transaction.

The terms of the exchange offer are set forth in a prospectus dated August 10, 2018. Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS-2N

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

Telephone: (800) 934-6802

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any Old Notes or Exchange Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the United States Securities and Exchange Commission (the “SEC”) as part of BGC Partners, Inc.’s Registration Statement on Form S-4 (File No. 333-226445), which was declared effective on August 10, 2018.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC offers Real Estate Services through its publicly traded subsidiary Newmark Group, Inc. (“Newmark Group”). BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC’s Financial Services customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners, and/or http://ir.bgcpartners.com.

Newmark Group, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group is listed on the NASDAQ Global Select Market under the symbol “NMRK”. Newmark and Berkeley Point are trademarks/service marks and/or registered trademarks/service marks of Newmark Group, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark Group at http://www.ngkf.com, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank, and/or http://ir.ngkf.com.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason McGruder

+1 212-610-2426

Ujjal Basu Roy

+1 212-610-2426